Exhibit 99.1

Summary historical and pro forma financial and operating data

In the table below, we have presented summary historical and pro forma financial and operating data of the Partnership and the USA Compression Predecessor for the periods and as of the dates presented. The summary historical financial data as of December 31, 2018 and for the year then ended has been derived from our audited consolidated financial statements, which are incorporated by reference in this offering memorandum. The summary historical financial data as of September 30, 2018 and for the three months ended December 31, 2018 and September 30, 2018 has been derived from our unaudited historical condensed consolidated financial statements.

Following the Transactions, the USA Compression Predecessor has been determined to be the historical predecessor of the Partnership for financial reporting purposes. Therefore, the historical consolidated financial statements of the Partnership are comprised of the historical financial statements of the USA Compression Predecessor as of and for periods prior to the Transactions Date. The historical consolidated financial statements of the Partnership are also comprised of the historical financial statements of the Partnership, which includes the USA Compression Predecessor, as of and for all periods subsequent to the Transactions Date.

The below table also shows unaudited pro forma condensed consolidated financial data for the year ended December 31, 2018. The pro forma presentation gives effect to the Transactions as if they had occurred on January 1, 2018. The pro forma statement of operations for the year ended December 31, 2018 includes (i) the audited historical consolidated statement of operations of the Partnership for the year ended December 31, 2018, which includes the results of operations for the USA Compression Predecessor for the three months ended March 31, 2018 and the results of the combined businesses for the nine months ended December 31, 2018, (ii) the historical unaudited condensed consolidated statement of operations for USA Compression Partners, LP for the three months ended March 31, 2018, which reflects the results of operations prior to the Transactions Date, and (iii) the pro forma adjustments described in the notes to the unaudited pro forma condensed consolidated financial statements incorporated by reference herein. The unaudited pro forma condensed consolidated financial data is presented for illustrative purposes only and is not necessarily indicative of the financial results that would have occurred if the Transactions had been consummated on the date indicated, nor are they necessarily indicative of our results of operations in the future.

The following information should be read together with “Management’s discussion and analysis of financial condition and results of operations,” our audited consolidated financial statements and related notes thereto and our unaudited pro forma condensed consolidated financial statements and related notes thereto, in each case that are incorporated by reference into this offering memorandum.

	Pro forma	Historical
	Year ended December 31,	Year ended December 31,	Three months ended
	2018	2018	December 31, 2018	September 30, 2018
	(in thousands, except per unit amounts) (unaudited)	(in thousands, except per unit amounts) (unaudited)
Statement of operations data:
Revenues:
Contract operations	$623,612	$546,896	$163,164	$158,664
Parts and service	21,425	20,402	4,566	6,012
Related party	17,054	17,054	4,247	4,271
Total revenues	662,091	584,352	171,977	168,947
Costs of operations:
Costs of operations, exclusive of depreciation and amortization	239,957	214,724	55,547	64,309
Gross operating margin(1)	422,134	369,628	116,430	104,638
Other operating and administrative costs and expenses:
Selling, general and administrative	65,864	68,995	16,104	17,753
Depreciation and amortization	241,468	213,692	56,749	59,403
Loss on disposition of assets(2)	12,640	12,964	636	1,250
Impairment of compression equipment	8,666	8,666	6,374	2,292
Total other operating and administrative costs and expenses	568,595	304,317	79,863	80,698
Operating income	93,496	65,311	36,567	23,940
Other income (expense):
Interest expense, net	(102,665)	(78,377)	(27,252)	(25,443)
Other	47	41	20	22
Total other expense	(102,618)	(78,336)	(27,232)	(25,421)
Net (loss) income before income tax benefit	(9,122)	(13,025)	9,335	(1,481)
Income tax benefit	(2,404)	(2,474)	(850)	(918)
Net (loss) income	$(6,718)	$(10,551)	$10,185	$(563)
Less: Preferred unit distributions	(48,750)	(36,430)	(12,188)	(12,188)
Net (loss) income attributatble to common and Class B unitholders’ interest	$(55,468)	$(46,981)	$(2,003)	$(12,751)
Adjusted EBITDA(1)	$364,544	$320,475	$103,256	$90,132
DCF(1)	$185,937	$177,757	$56,421	$47,478
Basic and diluted net (loss) income per common unit	$(0.48)	$(0.43)	$0.01	$(0.10)
Basic and diluted net loss per Class B Unit	$(3.06)	$(2.33)	$(0.51)	$(0.62)
Cash distributions declared per common unit		$1.575	$0.525	$0.525
Other Financial Data:
Capital expenditures	$293,547	$241,179	$48,169	$81,500
Cash flows provided by (used in):
Operating activities		$226,340	$93,140	$38,830
Investing activities		$(779,663)	$(63,814)	$(50,879)
Financing activities		$549,409	$(32,057)	$12,352
Balance Sheet Data (at period end):
Working capital(3)		$68,141	$68,141	$56,082
Total assets		$3,774,649	$3,774,649	$3,814,052
Long-term debt		$1,759,058	$1,759,058	$1,730,763
Partners’ capital		$1,378,856	$1,378,856	$1,426,760
Operating data:
Fleet horsepower (at period end)(4)		3,597,097	3,597,097	3,613,647
Total available horsepower (at period end)(5)		3,675,447	3,675,447	3,682,922
Revenue generating horsepower (at period end)(6)		3,262,470	3,262,470	3,217,923
Average revenue generating horsepower(7)		2,760,029	3,274,201	3,212,183
Revenue generating compression units (at period end)		4,753	4,753	4,756
Average horsepower per revenue generating compression unit(8)		674	686	674
Horsepower utilization(9):
At period end		94.0%	94.0%	93.2%
Average for the period(10)		91.9%	95.6%	92.8%

(1)  Adjusted EBITDA, gross operating margin and distributable cash flow are non-GAAP financial measures. For definitions of Adjusted EBITDA, gross operating margin and distributable cash flow and reconciliations to the most directly comparable financial measures calculated and presented in accordance with GAAP, please read “—Non-GAAP financial measures” below.

(2)  Represents loss on the disposition of assets no longer useful in our business.

(3)  Working capital is defined as current assets minus current liabilities.

(4)  Fleet horsepower is horsepower for compression units that have been delivered to us (and excludes units on order). As of December 31, 2018, we had 131,750 horsepower on order for delivery during 2019.

(5)  Total available horsepower is revenue generating horsepower under contract for which we are billing a customer, horsepower in our fleet that is under contract but is not yet generating revenue, horsepower not yet in our fleet that is under contract but not yet generating revenue and that is subject to a purchase order and idle horsepower. Total available horsepower excludes new horsepower on order for which we do not have a compression services contract.

(6)  Revenue generating horsepower is horsepower under contract for which we are billing a customer.

(7)  Calculated as the average of the month-end revenue generating horsepower for each of the months in the period.

(8)  Calculated as the average of the month-end revenue generating horsepower per revenue generating compression unit for each of the months in the period.

(9)  Horsepower utilization is calculated as (i) the sum of (a) revenue generating horsepower, (b) horsepower in our fleet that is under contract, but is not yet generating revenue and (c) horsepower not yet in our fleet that is under contract, not yet generating revenue and that is subject to a purchase order, divided by (ii) total available horsepower less idle horsepower that is under repair. Horsepower utilization based on revenue generating horsepower and fleet horsepower was 90.7% and 89.0% as of December 31, 2018 and September 30, 2018, respectively.

(10)  Calculated as the average utilization for the months in the period based on utilization at the end of each month in the period. Average horsepower utilization based on revenue generating horsepower and fleet horsepower was 92.8% and 89.7% for the three months ended December 31, 2018 and September 30, 2018, respectively, and 88.0% for the year ended December 31, 2018.

Non-GAAP financial measures

Gross operating margin

The following table includes gross operating margin, which is a non-GAAP financial measure, and a reconciliation to operating income (loss), its most directly comparable GAAP financial measure. We define gross operating margin as revenue less cost of operations, exclusive of depreciation and amortization expense. We believe that gross operating margin is useful as a supplemental measure of our operating profitability. Gross operating margin is impacted primarily by the pricing trends for service operations and cost of operations, including labor rates for service technicians, volume and per unit costs for lubricant oils, quantity and pricing of routine preventative maintenance on compression units and property tax rates on compression units. Gross operating margin should not be considered an alternative to, or more meaningful than, operating income (loss) or any other measure of financial performance presented in accordance with GAAP. Moreover, gross operating margin as presented may not be comparable to similarly titled measures of other companies. Because we capitalize assets, depreciation and amortization of equipment is a necessary element of our costs. To compensate for the limitations of gross operating margin as a measure of our performance, we believe that it is important to consider operating income (loss) determined under GAAP, as well as gross operating margin, to evaluate our operating profitability.

	Pro forma	Historical
	Year ended December 31,	Year ended December 31,	Three months ended
	2018	2018	December 31, 2018	September 30, 2018
	(in thousands, except per unit amounts) (unaudited)	(in thousands, except per unit amounts) (unaudited)
Revenues:
Contract operations	$623,612	$546,896	$163,164	$158,664
Parts and service	21,425	20,402	4,566	6,012
Related party	17,054	17,054	4,247	4,271
Total revenues	662,091	584,352	171,977	168,947
Costs of operations:
Costs of operations, exclusive of depreciation and amortization	239,957	214,724	55,547	64,309
Gross operating margin	422,134	369,628	116,430	104,638
Other operating and administrative costs and expenses:
Selling, general and administrative	65,864	68,995	16,104	17,753
Depreciation and amortization	241,468	213,692	56,749	59,403
Loss on disposition of assets	12,640	12,964	636	1,250
Impairment of compression equipment	8,666	8,666	6,374	2,292
Total other operating and administrative costs and expenses	568,595	304,317	79,863	80,698
Operating income	93,496	65,311	36,567	23,940

Adjusted EBITDA

We define EBITDA as net income (loss) before net interest expense, depreciation and amortization expense, and income tax expense (benefit). We define Adjusted EBITDA as EBITDA plus impairment of compression equipment, impairment of goodwill, interest income on capital lease, unit-based compensation expense, severance charges, certain transaction fees, loss (gain) on disposition of assets and other. We view Adjusted EBITDA as one of management’s primary tools for evaluating our results of operations, and we track this item on a monthly basis both as an absolute amount and as a percentage of revenue compared to the prior month, year-to-date, prior year and budget. Adjusted EBITDA is used as a supplemental financial measure by our management and external users of our financial statements, such as investors and commercial banks, to assess:

•                  the financial performance of our assets without regard to the impact of financing methods, capital structure or historical cost basis of our assets;

•                  the viability of capital expenditure projects and the overall rates of return on alternative investment opportunities;

•                  the ability of our assets to generate cash sufficient to make debt payments and to make distributions; and

•                  our operating performance as compared to those of other companies in our industry without regard to the impact of financing methods and capital structure.

We believe that Adjusted EBITDA provides useful information to investors because, when viewed with our GAAP results and the accompanying reconciliations, it may provide a more complete understanding of our performance than GAAP results alone. We also believe that external users of our financial statements benefit from having access to the same financial measures that management uses in evaluating the results of our business.

Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income (loss), operating income (loss), cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP as measures of operating performance and liquidity. Moreover, our Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.

Because we use capital assets, depreciation, impairment of compression equipment and the interest cost of acquiring compression equipment are also necessary elements of our costs. Unit-based compensation expense related to equity awards to employees is also a necessary component of our business. Therefore, measures that exclude these elements have material limitations. To compensate for these limitations, we believe that it is important to consider both net income (loss) and net cash provided by operating activities determined under GAAP, as well as Adjusted EBITDA, to evaluate our financial performance and our liquidity. Our Adjusted EBITDA excludes some, but not all, items that affect net income (loss) and net cash provided by operating activities, and these measures may vary among companies. Management compensates for the limitations of Adjusted EBITDA as an analytical tool by reviewing the most closely comparable GAAP measures, understanding the differences between the measures and incorporating this knowledge into their decision making processes.

The following table reconciles Adjusted EBITDA to net income (loss) and net cash provided by operating activities, its most directly comparable GAAP financial measures, for each of the periods presented (in thousands):

	Pro forma	Historical
	Year ended December 31,	Year ended December 31,	Three months ended
	2018	2018	December 31, 2018	September 30, 2018
	(in thousands, except per unit amounts) (unaudited)	(in thousands, except per unit amounts) (unaudited)
Net income (loss)	$(6,718)	$(10,551)	$10,185	$(563)
Interest expense, net	102,665	78,377	27,252	25,443
Depreciation and amortization	241,468	213,692	56,749	59,403
Income tax benefit	(2,404)	(2,474)	(850)	(918)
EBITDA	$335,011	$279,044	$93,336	$83,365
Impairment of compression equipment	8,666	8,666	6,374	2,292
Interest income on capital lease	1,060	709	211	225
Unit-based compensation expense(1)	7,166	11,740	849	1,892
Transaction expenses for acquisitions(2)	—	4,181	61	1,257
Severance charges	—	3,171	1,789	(149)
Loss on disposition of assets	12,640	12,964	636	1,250
Adjusted EBITDA	$364,544	$320,475	$103,256	$90,132
Interest expense, net	(102,665)	(78,377)	(27,252)	(25,443)
Income tax benefit	2,404	2,474	850	918
Interest income on capital lease	(1,060)	(709)	(211)	(225)
Non-cash interest expense	7,628	5,080	1,525	1,516
Transaction expenses for acquisitions	—	(4,181)	(61)	(1,257)
Severance charges	—	(3,171)	(1,789)	149
Other	(2,030)	(2,030)	(800)	(688)
Changes in operating assets and liabilities	10,812	(13,221)	17,622	(26,272)
Net cash provided by operating activities	$279,632	$226,340	$93,140	$38,830

(1)  For the three months ended December 31, 2018 and September 30, 2018, unit-based compensation expense included $0.5 million and $0.4 million, respectively, of cash payments related to quarterly payments of distribution equivalent rights on outstanding phantom unit awards. For the year ended December 31, 2018, unit-based compensation expense included $1.3 million of cash payments related to quarterly payments of distribution equivalent rights on outstanding phantom unit awards and $3.7 million related to the cash portion of any settlement of phantom unit awards upon vesting. For the pro forma year ended December 31, 2018, unit-based compensation expense included $2.1 million of cash payments related to quarterly payments of distribution equivalent rights on outstanding phantom unit awards and $0.3 million related to the cash portion of any settlement of phantom unit awards upon vesting, which were not directly attributable to the Transactions. The remainder of the unit-based compensation expense for all periods was related to non-cash adjustments to the unit-based compensation liability.

(2)  Represents certain transaction expenses related to potential and completed acquisitions and other items. The Partnership believes it is useful to investors to exclude these fees.

Distributable Cash Flow

We define DCF as net income (loss) plus non-cash interest expense, non-cash income tax expense (benefit), depreciation and amortization expense, unit-based compensation expense, impairment of compression equipment, impairment of goodwill, certain transaction fees, severance charges, loss (gain) on disposition of assets, proceeds from insurance recovery and other, less distributions on Preferred Units and maintenance capital expenditures.

We believe DCF is an important measure of operating performance because it allows management, investors and others to compare basic cash flows we generate (after distributions on our Preferred Units but prior to any retained cash reserves established by our general partner and the effect of the Distribution Reinvestment Plan) to the cash distributions we expect to pay our common unitholders. Using DCF, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

DCF should not be considered an alternative to, or more meaningful than, net income (loss), operating income (loss), cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of operating performance and liquidity. Moreover, our DCF as presented may not be comparable to similarly titled measures of other companies.

Because we use capital assets, depreciation and impairment of compression equipment, (gain) loss on disposition of assets, and maintenance capital expenditures are necessary elements of our costs. Unit-based compensation expense related to equity awards to employees is also a necessary component of our business. Therefore, measures that exclude these elements have material limitations. To compensate for these limitations, we believe that it is important to consider both net income (loss) and net cash provided by operating activities determined under GAAP, as well as DCF, to evaluate our financial performance and our liquidity. Our DCF excludes some, but not all, items that affect net income (loss) and net cash provided by operating activities, and these measures may vary among companies. Management compensates for the limitations of DCF as an analytical tool by reviewing the comparable GAAP measures, understanding the differences between the measures and incorporating this knowledge into their decision making processes.

The following table reconciles DCF to net income (loss) and net cash provided by operating activities, its most directly comparable GAAP financial measures, for each of the periods presented (in thousands):

	Pro forma	Historical
	Year ended December 31,	Year ended December 31,	Three months ended
	2018	2018	December 31, 2018	September 30, 2018
	(in thousands, except per unit amounts) (unaudited)	(in thousands, except per unit amounts) (unaudited)
Net income (loss)	$(6,718)	$(10,551)	$10,185	$(563)
Non-cash interest expense	7,628	5,080	1,525	1,516
Non-cash income tax benefit	(2,643)	(2,663)	(800)	(1,038)
Depreciation and amortization	241,468	213,692	56,749	59,403
Unit-based compensation expense(1)	7,166	11,740	849	1,892
Impairment of compression equipment	8,666	8,666	6,374	2,292
Transaction expenses for acquisitions(2)	—	4,181	61	1,257
Severance charges	—	3,171	1,789	(149)
Proceeds from insurance recovery	1,022	409	156	253
Loss on disposition of assets	12,640	12,964	636	1,250
Distributions on Preferred Units	(48,750)	(36,430)	(12,188)	(12,188)
Maintenance capital expenditures(3)	(34,543)	(32,502)	(8,915)	(6,447)
DCF	$185,937	$177,757	$56,421	$47,478
Maintenance capital expenditures	34,543	32,502	8,915	6,447
Changes in operating assets and liabilities	10,812	(13,221)	17,622	(26,272)
Transaction expenses for acquisitions	—	(4,181)	(61)	(1,257)
Severance charges	—	(3,171)	(1,789)	149
Distributions on Preferred Units	48,750	36,430	12,188	12,188
Other	(409)	224	(156)	97
Net cash provided by operating activities	$279,632	$226,340	$93,140	$38,830

(1)  For the three months ended December 31, 2018 and September 30, 2018, unit-based compensation expense included $0.5 million and $0.4 million, respectively, of cash payments related to quarterly payments of distribution equivalent rights on outstanding phantom unit awards. For the year ended December 31, 2018, unit-based compensation expense included $1.3 million of cash payments related to quarterly payments of distribution equivalent rights on outstanding phantom unit awards and $3.7 million related to the cash portion of any settlement of phantom unit awards upon vesting. For the pro forma year ended December 31, 2018, unit-based compensation expense included $2.1 million of cash payments related to quarterly payments of distribution equivalent rights on outstanding phantom unit awards and $0.3 million related to the cash portion of any settlement of phantom unit awards upon vesting, which were not directly attributable to the Transactions. The remainder of the unit-based compensation expense for all periods was related to non-cash adjustments to the unit-based compensation liability.

(2)  Represents certain transaction expenses related to potential and completed acquisitions and other items. The Partnership believes it is useful to investors to exclude these fees.

(3)  Reflects actual maintenance capital expenditures for the period presented. Maintenance capital expenditures are capital expenditures made to maintain the operating capacity of the Partnership’s assets and extend their useful lives, replace partially or fully depreciated assets or other capital expenditures that are incurred in maintaining the Partnership’s existing business and related operating income.